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                                                                    EXHIBIT 99.4

                           CERTIFICATE OF CORRECTION
                                    TO THE
                                CERTIFICATE OF
                     DESIGNATIONS, PREFERENCES, AND RIGHTS
                                    OF THE
                     SERIES C CONVERTIBLE PREFERRED STOCK
                                      OF
                                  CMGI, INC.

                      (Pursuant to Section 103(f) of the
                       Delaware General Corporation Law)

     CMGI, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law (the "DGCL") hereby certifies as follows:

     FIRST: On June 29, 1999 the Corporation filed a Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock (the "Certificate") in which certain typographical errors set forth on pages 14 and 16 of the Certificate created an inaccurate record of the corporate action.

     SECOND: Specifically, the date set forth in Article V.D(ii) of the Certificate titled "Delivery of Common Stock upon Conversion" for the Securities Purchase Agreement on line 7 of page 14 and the date set forth in Article V.G of the Certificate titled "Mandatory Conversion" for the Registration Rights Agreement on line 16 of page 16 should read, in each case, as corrected, June 29, 1999. Accordingly, the text of Article V.D(ii) of page 14 and Article V.G of page 16 of the Certificate, respectively, shall be corrected to read in its entirety as follows:

          (ii) Delivery of Common Stock upon Conversion.  Upon the surrender of
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          Preferred Stock Certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within three (3) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subsection (i) above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof and the Securities Purchase Agreement, dated June 29, 1999 by and among the Corporation and the buyers named on the signature pages thereto (the "Buyers")
          (the
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          "Purchase Agreement") (including, without limitation, in accordance with the requirements of Section 2(G) of the Purchase Agreement) to or upon the order of the holder (1) that number of shares of Common Stock for the portion of the shares of Series C Preferred Stock converted as shall be determined in accordance herewith and (2) a certificate representing the balance of the shares of Series C Preferred Stock not converted, if any. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Transfer Agent is participating in The Depository Trust Company
          ("DTC") Fast Automated Securities Transfer program, upon request of the holder and its compliance with the provisions contained in Article V.A and in this Article V.D, the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system.

          G.  Mandatory Conversion.  So long as all of the shares of Common
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          Stock issuable upon conversion of all outstanding shares of Series C
          Preferred Stock are then (i) authorized and reserved for issuance,
          (ii) registered for resale under the Securities Act of 1933, as amended (the "Securities Act"), by the holders of the Series C Preferred Stock (or may otherwise be resold publicly pursuant to Rule 144(k) under the Securities Act (or any successor provision)), and
          (iii) eligible to be traded on Nasdaq, the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange, Inc. ("AMEX"), or The Nasdaq SmallCap Market ("Nasdaq SmallCap"), each share of Series C Preferred Stock issued and outstanding on June 30, 2002 (the "Automatic Conversion Date"), automatically shall be converted into shares of Common Stock on such date at the then Mandatory Applicable Conversion Price (as defined below) in accordance with, and subject to, the provisions of this Article V (the "Automatic Conversion").
          The Automatic Conversion Date shall be delayed by one (1) Trading Day for each Trading Day occurring prior thereto and prior to the full conversion of the Series C Preferred Stock that (x) any Registration Statement (as defined in the Registration Rights Agreement, dated June 29, 1999, by and among the Corporation and the Buyers (the "Registration Rights Agreement")) required to be filed and to be effective pursuant to the Registration Rights Agreement in accordance

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          with its terms is not effective or sales of all of the Registrable
          Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder or pursuant to Rule 144 under the Securities Act (or any successor provision) or (y) at the option of each holder of Series C Preferred Stock, such holder is subject to a Lock-Up Agreement (as defined in the Registration Rights Agreement). The Automatic Conversion Date shall be the effective date from which certificates representing the Common Stock must be delivered to the holder pursuant to section (D) above. The "Mandatory Applicable Conversion Price" shall be the average of the Closing Bid Prices over the ten (10) consecutive Trading Days ending on the Trading Day immediately preceding the Automatic Conversion Date.

          THIRD:       This Certificate of Correction was prepared and executed
in accordance with Section 103(f) of the DGCL.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its corporate name this 30th day of June, 1999.

                                    CMGI, INC.


                                    By:   /s/ Andrew J. Hajducky III
                                         --------------------------------
                                         Name: Andrew J. Hajducky III
                                         Title: Executive Vice President, Chief
                                                 Financial Officer and Treasurer

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